Exhibit 10.6

[Execution Version]

AMENDMENT NO. 5

TO

TERM LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 5 TO TERM LOAN AND SECURITY AGREEMENT (this “Fifth Amendment”), dated effective as of September 26, 2018, is entered into among SAExploration Holdings, Inc., a Delaware corporation (“Borrower”), SAExploration Acquisitions (U.S.), LLC, a Delaware limited liability company (the “New Guarantor”), the other Guarantors party hereto, the Lenders party hereto (the “Lenders”), and Delaware Trust Company, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and amends the Term Loan and Security Agreement dated as of June 29, 2016 (as amended by Amendment No. 1, dated as of October 24, 2016, Amendment No. 2, dated as of September 8, 2017, Amendment No. 3, dated as of February 28, 2018, and Amendment No. 4, dated as of July 25, 2018, as so amended, and as further amended, restated, modified or supplemented from time to time, the “Term Loan Agreement”), entered into among the Borrower, Guarantors, Lenders party thereto, and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders agree to amend the Term Loan Agreement to effect the changes described below in Section 1;

WHEREAS, each Lender party hereto (which collectively constitute the Required Lenders) desires to amend the Term Loan Agreement to effect the changes and other provisions described below, in each case, on the terms and conditions described herein;

WHEREAS, the New Guarantor constitutes an Excluded Subsidiary that, upon payment of the Closing Date Acquisition Obligations in full in cash on the date hereof, desires to become a Guarantor and a Loan Party; and

WHEREAS, Section 15.1 of the Term Loan Agreement provides that the Term Loan Agreement may be amended, modified and waived from time to time in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1. Amendments.

(a) Schedule 1.1 of the Term Loan Agreement is hereby amended by adding the following defined terms in correct alphabetical order:

“Existing Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of June 29, 2016, by and among the Revolving Loan Lender, the Existing Notes Trustee and Existing Noteholder Collateral Agent and the Agent, and, on or before the Second Advance Date and the New Senior Notes Trustee, and acknowledged and consented to by the Loan Parties, as amended, restated and/or otherwise modified to the extent permitted by the Required Lenders (or such other percentage of Lenders required under Section 15.1 hereof).

“Existing Interlender Agreement” that certain Amended and Restated Interlender Agreement dated as of December 11, 2017, by and among Cantor Fitzgerald Securities (as successor in interest to Wells Fargo Bank, National Association), as mortgagee with respect to the First Mortgage, Delaware Trust Company, as mortgagee and trustee with respect to the Second Mortgage, Wilmington Savings Fund Society, FSB, as mortgagee and trustee with respect to the Third Mortgage and Wilmington Savings Fund Society, FSB, as mortgagee and trustee with respect to the Fourth Mortgage, as amended, restated and/or otherwise modified to the extent permitted by the Required Lenders (or such other percentage of Lenders required under Section 15.1 hereof) (capitalized terms used but not otherwise defined in this definition shall have the same meaning as they are given in the Existing Interlender Agreement).

“Fifth Amendment” means Amendment No. 5 to the Term Loan and Security Agreement, dated as of the Fifth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and the Agent.

“Fifth Amendment Effective Date” means September 26, 2018, subject to the satisfaction of the conditions to effectiveness set forth in paragraph 2 of the Fifth Amendment.

“Intercompany Subordination Agreement” means (i) from the Fifth Amendment Effective Date until the New Senior Notes Indenture is discharged in accordance with Article 10 of the New Senior Notes Indenture, the New Senior Notes Indenture is satisfied and discharged on the stated maturity date under the New Senior Notes Indenture, the redemption or repurchase of the New Senior Notes in full at any time after the Fifth Amendment Effective Date (by tender offer or otherwise) or the New Senior Notes Indenture is otherwise discharged in accordance with the terms thereof, and, in each case, the Amended Intercompany Subordination Agreement is terminated by the parties thereto, (x) the New Intercompany Subordination Agreement and (y) the Amended Intercompany Subordination Agreement and (ii) upon discharge of the New Senior Notes Indenture in accordance with Article 10 of the New Senior Notes Indenture, the satisfaction and discharge of the New Senior Notes on the stated maturity date under the New Senior Notes Indenture, the redemption or repurchase of the New Senior Notes in full at any time after the Fifth Amendment Effective Date (by tender offer or otherwise) or such other discharge of the New Senior Notes Indenture in accordance with the terms thereof and, in each case, the termination of the Amended Intercompany Subordination Agreement by the parties thereto, the New Intercompany Subordination Agreement.

“Interlender Agreement” means (i) from the Fifth Amendment Effective Date until the New Senior Notes Indenture is discharged in accordance with Article 10 of the New Senior Notes Indenture, the New Senior Notes are satisfied and discharged on the stated maturity date under the New Senior Notes Indenture, the redemption or repurchase of the New Senior Notes in full at any time after the Fifth Amendment Effective Date (by tender offer or otherwise) or the New Senior Notes Indenture is otherwise discharged in accordance with the terms thereof, and, in each case, the Existing Interlender Agreement is terminated by the parties thereto, (x) the New Interlender Agreement and (y) the Existing Interlender Agreement and (ii) upon discharge of the New Senior Notes Indenture in accordance with Article 10 of the New Senior Notes Indenture, the satisfaction and discharge of the New Senior Notes on the stated maturity date under the New Senior Notes Indenture, the redemption or repurchase of the New Senior Notes in full at any time after the Fifth Amendment Effective Date (by tender offer or otherwise) or such other discharge of the New Senior Notes Indenture in accordance with the terms thereof, and, in each case, the termination of the Existing Interlender Agreement by the parties thereto, the New Interlender Agreement.

“Lender Affiliate” shall mean (a) any other Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and is administered, advised or managed by (i) any Lender or Affiliate thereof, or (ii) an entity or Affiliate of an entity that administers, advises or manages any Lender or Affiliate thereof, and (b) any fund or investment vehicle that is managed by the same entity that manages a Person (other than a natural person) identified as a Lender on the signature pages to this Agreement as of the date hereof.

“New Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement with respect to the Intercompany Subordinated Note and any other debt between or among any one or more of the Loan Parties and any of their Subsidiaries, dated as of the Fifth Amendment Effective Date, executed and delivered by each Loan Party, each of their Subsidiaries, the ABL Agent (as defined in the New Intercreditor Agreement), the Agent, and the Convertible Notes Trustee, as amended, restated and/or otherwise modified to the extent permitted by the Agent and the Required Lenders (or such other percentage of Lenders required under Section 15.1 hereof).

“New Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Fifth Amendment Effective Date, by and among the ABL Agent (as defined therein), the Agent, and the Convertible Notes Trustee, and acknowledged and consented to by the Loan Parties, as amended, restated and/or otherwise modified to the extent permitted by the Agent and the Required Lenders (or such other percentage of Lenders required under Section 15.1 hereof).

“New Interlender Agreement” means that certain Interlender Agreement, dated as of the Fifth Amendment Effective Date, by and among the ABL Agent (as defined in the New Intercreditor Agreement), the Agent and the Convertible Notes Trustee, as amended, restated and/or otherwise modified to the extent permitted by the Agent and the Required Lenders (or such other percentage of Lenders required under Section 15.1 hereof).

“RSA” means that certain Restructuring Support Agreement dated as of December 19, 2017, among the Borrower, the Guarantors and the other Persons party thereto, pursuant to which SAExploration Inc., has agreed to enter into certain transactions, including the exchange of certain Indebtedness of the Borrower for Equity Interests issued by the Borrower, as in effect on the Fifth Amendment Effective Date.

“Specified Lenders” means Highbridge Capital Management, LLC, Wbox 2015-7 Ltd., BlueMountain Credit Alternatives Master Fund L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Kicking Horse Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Summit Trading L.P., and any Affiliate and any Lender Affiliate of any of the foregoing.

(b) The definition of “Affiliate” in Schedule 1.1. of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.12: (a) any Person which owns directly or indirectly 20% or more of the Stock having ordinary voting power for the election of the Board of Directors or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such other Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person; provided, further, that no Specified Lender or any Affiliate or Lender Affiliate of any Specified Lender shall be deemed to be an Affiliate of any Loan Party hereunder.”

(c) The definition of “Alaska Tax Credits” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Alaska Tax Credits” means any incentive tax credit, refund or refund claim relating to oil and gas exploration or production activities in the state of Alaska, including without limitation, Alaska Oil and Gas Production Tax Credits, any credit application therefor, any credit certificate related thereto and the proceeds of any of the foregoing.

(d) The definition of “Amended Intercompany Subordination Agreement” is hereby amended and restated in its entirety as follows:

“Amended Intercompany Subordination Agreement” means that certain Amended and Restated Intercompany Subordination Agreement with respect to the Intercompany Subordinated Note and any other debt between or among any one or more of the Loan Parties and any of their Subsidiaries, dated as June 29, 2016, executed and delivered by each Loan Party, each of their Subsidiaries, the Existing Notes Trustee, the Revolving Loan Lender, the Agent, and the New Senior Notes Trustee, the form and substance of which is reasonably satisfactory to the Required Lenders.

(e) The definition of “Convertible Notes” in Schedule 1.1 of the Term Loan Agreement shall be amended by replacing the words “not to exceed $50,000,000.00” with “not to exceed $60,000,000.00.”

(f) The definition of “Convertible Note Documents” in Schedule 1.1 of the Term Loan Agreement shall be amended by deleting therefrom the words “, in form and substance reasonably satisfactory to the Required Lenders.”

(g) The definition of “Excluded Subsidiary” in Schedule 1.1 of the Term Loan Agreement is hereby amended by inserting the following after the words “the Fourth Amendment Effective Date”:

“; provided further that, upon payment in full in cash of the Closing Date Acquisition Obligations (other than any un-asserted contingent indemnification obligations), (x) there shall be no Excluded Subsidiaries permitted hereunder and (y) any and all Excluded Subsidiaries shall automatically be deemed to be Guarantors and Loan Parties hereunder and under all other Loan Documents for all purposes (without any further action of any party hereto other than to attach the signature page of the Excluded Subsidiaries to the Fifth Amendment as Guarantors and/or Loan Parties), including without limitation, for all purposes under Articles 3 and 18 hereof and shall be deemed to have executed the Guaranty Supplement as of such date.”

(h) The definition of “Guarantors” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Guarantors” means SAExploration, Inc., SAExploration Sub, Inc., NES, LLC, SAExploration Seismic Services (US), LLC, SAExploration Acquisitions (U.S.), LLC (subject to Section 18.1 hereof), and any Additional Guarantors, and each of them is a “Guarantor”.

(i) The definition of “Intercompany Canadian Note” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Intercompany Canadian Note” means the Amended and Restated Promissory Note dated as of the Fifth Amendment Effective Date, issued by SAExploration (Canada) Ltd. to SAExploration, Inc. in the original principal amount of U.S. $50,000,000, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(j) The definition of “Intercompany Subordinated Note” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Intercompany Subordinated Note” means the Fourth Amended and Restated Global Intercompany Note dated as of the Fifth Amendment Effective Date, issued by the Loan Parties and each of their direct Subsidiaries, evidencing the intercompany Indebtedness among them from time to time and at any time outstanding, as the same may be amended, restated, supplemented or otherwise modified from time to time

(k) The definition of “Intercreditor Agreement” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Intercreditor Agreement” means (i) from the Fifth Amendment Effective Date until the New Senior Notes Indenture is discharged in accordance with Article 10 of the New Senior Notes Indenture, the New Senior Notes Indenture is satisfied and discharged on the stated maturity date under the New Senior Notes Indenture, the redemption or repurchase of the New Senior Notes in full at any time after the Fifth Amendment Effective Date (by tender offer or otherwise) or the New Senior Notes Indenture is otherwise discharged in accordance with the terms thereof, and, in each case, the Existing Intercreditor Agreement is terminated by the parties thereto, (x) the New Intercreditor Agreement and (y) the Existing Intercreditor Agreement and (ii) upon discharge of the New Senior Notes Indenture in accordance with Article 10 of the New Senior Notes Indenture, the satisfaction and discharge of the New Senior Notes on the stated maturity date under the New

Senior Notes Indenture, the redemption or repurchase of the New Senior Notes in full at any time after the Fifth Amendment Effective Date (by tender offer or otherwise) or such other discharge of the New Senior Notes Indenture in accordance with the terms thereof, and, in each case, the termination of the Existing Intercreditor Agreement by the parties thereto, the New Intercreditor Agreement.

(l) The definition of “Loan Documents” in Schedule 1.1. of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Loan Documents” means this Agreement, the Intercreditor Agreement, the Intercompany Subordination Agreement, the Interlender Agreement, any collateral or security documents executed in connection herewith, any documents executed in accordance with the second sentence of Section 6.18 hereof, and any Notes executed by Borrower in connection with this Agreement and payable to the Lenders, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and the Lenders or the Agent in connection with this Agreement.

(m) Clause (j) of the definition of “Permitted Dispositions” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

(j) sales, assignments, or the dispositions of assets so long as the Net Proceeds from such sales, assignments or dispositions are offered for prepayment (and, applied to the Obligations, unless a Lender elects not to accept such offer) or reinvested, in each case, in accordance with Section 2.5(c) hereof; and

(n) The definition of “Permitted Holder” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Permitted Holder” means any of (i) each Supporting Holder (as defined in the RSA), (ii) Highbridge Capital Management, LLC and (iii) any Related Party and/or Lender Affiliate of the entities listed in clauses (i) and/or (ii) of this definition.

(o) Clause (r) of the definition of “Permitted Indebtedness” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(r) Indebtedness outstanding under the New Senior Notes Indenture provided that (i) the principal amount of such Indebtedness shall not exceed $7,000,000 at any time and (ii) such amount shall be permanently reduced by any principal payments, purchases or redemptions after the date hereof;”

(p) Clause (t) of the definition of “Permitted Indebtedness” in Schedule 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(t) Indebtedness evidenced by the Convertible Notes, provided that the Convertible Notes are subject to the New Intercreditor Agreement.”

(q) The definition of “Permitted Liens” in Schedule 1.1 of the Term Loan Agreement shall be amended by deleting the word “and” after clause (u), replacing the “.” with “; and” after clause (v) and inserting the following as clause (w): “(w) Liens on the assets described on Schedule P-3 attached hereto solely to the extent securing the obligations of the Borrower or any Loan Party to perform its obligations under that certain Purchase Agreement by and between Fairfield Industries Incorporated d/b/a FairfieldNodal and SAExploration Acquisitions (U.S.), LLC (as successor in interest to Geokinetics Inc. and Geokinetics USA, Inc.) dated April 6, 2018 (as in effect on the Fifth Amendment Effective Date), which obligations include the completion of certain surveys and the provision of certain indemnities (and, in any event, do not constitute obligations with respect to borrowed money).”

(r) Section “d. Construction” in Schedule 1.1 of the Term Loan Agreement is hereby amended by inserting the following at the end of the sixth sentence before the “.”:

“and any reference to “in cash” shall include payment in immediately available funds”

(s) Section 2.5(c) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Asset Dispositions; Events of Loss. Subject to the Intercreditor Agreement and Section 2.5(g)(ii), if a Loan Party or any Subsidiary of a Loan Party (other than any Excluded Subsidiary) shall at any time or from time to time:

(i) make a Disposition; or

(ii) suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Loan Parties in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during such fiscal year exceeds $250,000, then (A) Borrower shall promptly notify the Agent of such Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Loan Party and/or such Subsidiary (other than any Excluded Subsidiary) in respect thereof) and (B) promptly following receipt by a Loan Party and/or such Subsidiary (other than any Excluded Subsidiary) of the Net Proceeds of such Disposition or Event of Loss, Borrower shall deliver, or cause to be delivered, an amount equal to such excess Net Proceeds to the Agent for distribution to the Lenders as a prepayment of the Advances, together with, in the case of Advances (other than Residual Loans), the Applicable Premium, which prepayment shall be applied in accordance with Section 2.5(g) hereof. If a Lender elects not to receive some or all Net Proceeds that would otherwise be distributed to such Lender, except as provided in this Section 2.5(c) or as otherwise permitted under the Convertible Notes Indenture, the Loan Parties shall use such Net Proceeds (which such Lender has elected not to accept) to make a prepayment of the Convertible Note Obligations to the “Obligations” as defined in the Convertible Notes Indenture (unless the holders of the Convertible Notes reject such payment). Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Loan Party or such Subsidiary reinvests such excess Net Proceeds of such Disposition or Event of Loss in capital assets then used or usable in the business of Borrower or such Subsidiary or to repair or replace the property subject to such Event of Loss, within one hundred eighty (180) days after the date of such Disposition or Event of Loss.”

(t) Section 6.12(e) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Commercial Tort Claims. If the Loan Parties (or any of them) obtain or otherwise incur Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Loan Party or Loan Parties shall promptly (and in any event within three (3) Business Days of obtaining such Commercial Tort Claim), notify the Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five (5) Business Days) after obtaining or incurring such Commercial Tort Claim, amend Schedule 5.6(d) to the Information Certificate to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to the Required Lenders, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by the Agent (at the written direction of the Required Lenders) to give the Agent for the benefit of the Secured Parties a perfected security interest in any such Commercial Tort Claim(s) with such priority as provided by the Intercreditor Agreement, which Commercial Tort Claim(s) shall not be subject to any other Liens other than Permitted Liens.”

(u) Section 6.12(g)(i) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Within forty five (45) days after the end of each calendar year (or more frequently upon the request of the Agent (at the written direction of the Required Lenders)), in order to facilitate filings with the PTO and the United States Copyright Office, each Loan Party shall execute and deliver to the Agent one or more Copyright security agreements (if such Loan Party owns any Copyrights and to the extent that any such Copyrights are not already subject to a duly recorded Copyright security agreement) and/or Patent and Trademark security agreements (if such Loan Party owns any Patents or Trademarks and to the extent that such Patent and Trademarks are not already subject to a duly recorded Patent and Trademark security agreement), in each case, in form and substance reasonably satisfactory to Required Lenders, to further evidence the Agent’s Lien on such Loan Party’s Patents, Trademarks, or Copyrights (if any), and the General Intangibles of such Loan Party relating thereto or represented thereby arising, developed and/or acquired during such calendar year (or such shorter period of time since the most recent Copyright security agreements, Trademark security agreements and Patent security agreements were executed and recorded) just ended;”

(v) Section 6.18 of the Term Loan Agreement shall be amended and restated in its entirety as follows:

“Excluded Subsidiaries. Within thirty (30) days after the Fifth Amendment Effective Date, the Borrower shall cause SAExploration Acquisitions (U.S.), LLC, a Delaware limited liability company, and each Subsidiary thereof to merge into the Borrower or another Loan Party with the Borrower or such other Loan Party being the surviving entity with respect to such merger. Subject to Section 6.17 hereof, the Borrower shall take all steps necessary to perfect the Liens in all assets of SAExploration Acquisitions (U.S.), LLC, a Delaware limited liability company, and each Subsidiary thereof promptly after such merger is consummated to the extent that the Borrower would have been required to perfect Liens in such assets if such assets were the Borrower’s assets immediately prior to such merger.”

(w) Section 7.3(d) of the Term Loan Agreement shall be amended and restated in its entirety as follows:

“Form or acquire any (i) direct Subsidiary, (ii) indirect Subsidiary in the United States, or (iii) indirect Subsidiary in a Foreign Jurisdiction unless (x) in the case of the formation or acquisition of Domestic Subsidiaries of the Loan Parties, (1) Loan Parties provide the Agent with written notice of the formation or acquisition of each Domestic Subsidiary within ten (10) days after such formation or acquisition and provide the Agent with copies of all organizational and formation documents related thereto as the Agent or the Required Lenders may request in its Permitted Discretion, (2) in the case of any acquisition, any such acquisition is otherwise permitted hereunder, including without limitation Section 7.11 and (3) in the case of the formation or acquisition of any Domestic Subsidiaries, the Borrower complies with Section 18.6 in regards to such new Subsidiary and (y) in the case of the formation or acquisition of any Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the IRC) or any Foreign Subsidiary Holding Company, within forty five (45) days after such Subsidiary is formed or acquired, the applicable Loan Party shall have pledged (in a manner satisfactory to Required Lenders) 65% of the Equity Interest issued by such Subsidiary to the Agent for the benefit of the Secured Parties to secure the Obligations.”

(x) Section 7.5 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Change of Name. Except upon ten (10) days’ prior written notice to the Agent and prior delivery to the Agent of all additional financing statements (which the Borrower shall promptly file or record in all appropriate filing and/or recording offices), if any, necessary to maintain the validity, perfection and priority of the security interests provided for herein and such other documents as reasonably requested by the Agent or the Required Lenders, change the name, organizational identification number, state of organization, organizational identity or “location” for purposes of Section 9-307 of the Code of any Loan Party, or, except upon ten (10) days’ prior written notice to the Agent, change the name, organizational identification number, state of organization, organizational identity or “location” for purposes of Section 9-307 of the Code of any Loan Party’s Subsidiaries.”

(y) Section 7.7(a) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or any of its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Indebtedness owing to a Loan Party; provided, that no Event of Default has occurred and is occurring, or would occur after giving effect to such payment and to the extent permitted under the Intercompany Subordination Agreement, if applicable, (C) payments under or on account of the Convertible Notes, the New Senior Notes and the Revolving Credit Agreement permitted by Section 7.7(d), (D) (i) discharge of the New Senior Notes at any time after the Fifth Amendment Effective Date, (ii) satisfaction, discharge and/or redemption of the New Senior Notes on the stated maturity date under the New Senior Notes Indenture and/or (iii) the repurchase of the New Senior Notes pursuant to a tender offer or otherwise, and (E) the obligations under the Revolving Credit Documents; ”

(z) Section 7.7(d) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(d) make any payments on the obligations under the Revolving Credit Documents, the New Senior Notes Documents or Convertible Notes Documents other than (i) (A) in the case of the Revolving Credit Documents, payments of fees, expenses, indemnities, regularly scheduled interest or any “Additional Interest” due thereunder to the extent permitted by the Intercreditor Agreement, (B) in the case of the Convertible Notes, payments of regularly scheduled interest or any “Additional Interest” due thereunder to the extent permitted by the New Intercreditor Agreement, (C) in the case of the New Senior Notes, payments of regularly scheduled interest or any “Additional Interest” due thereunder to the extent permitted by the Existing Intercreditor Agreement and (D) in the case of the Convertible Notes, any conversion of the Convertible Notes to Equity Interests issued by the issuer of the Convertible Notes, (ii) (A) in the case of the Revolving Credit Documents, any mandatory prepayments under the Revolving Credit Agreement permitted by the Intercreditor Agreement and (B) in the case of the Convertible Notes Documents, any mandatory prepayments under the Convertible Note Documents permitted by the New Intercreditor Agreement; in each case; provided that, in the case of clause (ii)(B) of this Section 7.7(d), the Lenders shall have first declined the use of such proceeds for application to the Advances pursuant to Section 2.5(g)(ii) and (iii) payments permitted under Section 7.7(a) hereof.”

(aa) Section 7.8(b) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) any Material Contract except (i) in connection with the transactions contemplated by the Restructuring Support Agreement, (ii) to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Agent or the Lenders or (iii) to the extent otherwise permitted under this Section 7.8;

(bb) Section 7.8(e) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(e) the Convertible Notes Documents, except as permitted by the New Intercreditor Agreement or if the effect thereof either individually or in the aggregate, is not materially adverse to the interests of the Secured Parties and does not alter the payment terms of such Convertible Notes Documents; or”

(cc) Section 7.8(f) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(f) the New Senior Notes Documents, except as permitted by the Existing Intercreditor Agreement or if the effect thereof, either individually or in the aggregate, is not materially adverse to the interests of the Secured Parties and does not alter the payment terms of such New Senior Notes Documents.”

(dd) Section 7.18 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Documents, Existing Notes Documents, New Senior Notes Documents and Convertible Notes Documents. With respect to the Revolving Credit Documents and the Revolving Loan Lender, make any payment or perform any act to or for the benefit of the Revolving Loan Lender that is prohibited by the terms of the Intercreditor Agreement. With respect to the Convertible Notes Documents and the Convertible Notes Noteholders, make any payment or perform any act to or for the benefit of the Convertible Notes Noteholders that is prohibited by the terms of the New Intercreditor Agreement. With respect to the New Senior Notes Documents and the New Senior Noteholders, make any payment or perform any act to or for the benefit of the New Senior Noteholders, that is prohibited by the terms of the Existing Intercreditor Agreement.

(ee) Section 18.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“Guarantors. Each Guarantor confirms that its guarantee of the Obligations hereunder is secured by the Collateral pledged by it pursuant to and in accordance with the Loan Documents delivered by it in connection herewith. Notwithstanding any other provisions set forth herein, SAExploration Acquisitions (U.S.), LLC shall not constitute a Guarantor or Loan Party hereunder (or otherwise be subject to the any of the provisions hereof) unless and until the Closing Date Acquisition Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash. Immediately upon the payment of the Closing Date Acquisition Obligations (other than contingent indemnification obligations for which no claim has been asserted) in full (or the administrative agent under the Closing Date Loan Agreement confirming the same), SAExploration Acquisitions (U.S.), LLC shall automatically constitute a Guarantor (and Loan Party) hereunder and under all other Loan Documents for all purposes and shall be deemed to have executed the Guaranty Supplement as of such date without any further action required on the part of any Person other than the attachment of the signature page of SAExploration Acquisitions (U.S.), LLC to the Fifth Amendment as Guarantor and/or Loan Party.”

(ff) Section 18.6 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“If any Loan Party creates or acquires a wholly-owned Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) on or after the Fifth Amendment Effective Date, within thirty (30) days after such Subsidiary is formed or acquired, such Loan Party shall cause such Domestic Subsidiary to become a Guarantor and Loan Party hereunder for all purposes including without limitation to grant a security interest in substantially all of its property and assets to Agent for the benefit of the Secured Parties to secure the Guaranteed Obligations, by executing (and/or filing, as applicable) the Guaranty Supplement (hereinafter defined) and such other security agreements, filings and recordings that are necessary or that Agent (at the written direction of the Required Lenders) may require to grant and/or perfect liens in such Subsidiaries’ assets pursuant to the Guaranty Supplement (subject to the provisions hereof that limit the obligation of the Loan Parties to perfect Liens in certain types and/or amounts of the Loan Parties’ assets and/or Collateral). Upon the execution and delivery to the Agent by any such Person of a guaranty supplement in substantially the form of Exhibit F hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Loan Party” shall also mean and be a reference to such Additional Guarantor if it is a Subsidiary of Borrower, and (b) each reference herein to “this Guaranty,” “hereunder,” “hereof or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof,” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement. For the avoidance of doubt, in no event shall a Subsidiary of a Loan Party that is a Foreign Subsidiary or a Foreign Subsidiary Holding Company (or a Subsidiary of a Foreign Subsidiary or Foreign Subsidiary Holding Company) be required to join in the Guaranty or become a Guarantor hereunder.”

(gg) Exhibit I shall be amended and restated in its entirety by Exhibit I attached hereto.

(hh) The Term Loan Agreement is hereby amended by adding Schedule P-3 attached hereto as Schedule P-3 to the Term Loan Agreement.

2. Conditions to Effectiveness of Amendment. This Fifth Amendment shall become effective (the “Fifth Amendment Effective Date”) as of the date first set forth above upon receipt by the Agent of the following:

(a) counterparts of this Fifth Amendment duly executed and delivered by the Borrower, the Guarantors, the Agent and Required Lenders;

(b) counterparts of the Trademark Security Agreement, dated as of the date hereof, duly executed and delivered by SAExploration Acquisitions (U.S.), LLC and Delaware Trust Company, in its capacity as collateral agent for the Secured Parties under the Term Loan Agreement;

(c) counterparts of the Intercreditor Agreement, dated as of the date hereof, duly executed and delivered by the Agent, the ABL Agent (as defined therein) and the Convertible Noteholder Trustee (as defined therein) and duly acknowledged and agreed by the Loan Parties;

(d) counterparts of the Intercompany Subordination Agreement, dated as of the date hereof, duly executed and delivered by the Subordinated Creditors (as defined therein), the ABL Agent (as defined therein), the Agent, and the Convertible Noteholder Trustee (as defined therein) and duly acknowledged and agreed by the Loan Parties;

(e) counterparts of the Interlender Agreement, dated as of the date hereof, duly executed and delivered by the ABL Mortgagee (as defined therein), the Agent, and the Convertible Notes Mortgagee (as defined therein);

(f) payment of (i) all reasonable actual costs, out-of-pocket fees and expenses of the Agent and the Lenders invoiced and owing in connection with this Fifth Amendment or pursuant to the terms of the Term Loan Agreement (including, without limitation, attorneys’ fees and expenses) and (ii) an amendment fee in the amount of $2,500, payable to the Agent for its own account; and

(g) such other documents, instruments and agreements reasonably deemed necessary or desirable by the Agent or the Required Lenders with respect to the matters contemplated hereby, including an opinion of counsel to the Loan Parties in form and substance reasonably acceptable to the Agent and the Required Lenders.

3. Payment of Expenses. The Borrower agrees to reimburse the Agent and the Lenders party hereto for all of their out-of-pocket costs and reasonable expenses (including attorneys’ fees) incurred in connection with this Fifth Amendment and the other transactions contemplated by the Fifth Amendment.

4. Consents. Each of the Lenders party hereto hereby acknowledges and consents to (x) entry by the Borrower into the Third Amended and Restated Credit and Security Agreement, dated as of the date hereof, by and among SAExploration, Inc., the guarantors party thereto, the lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent in substantially the form attached hereto as Appendix A, (y) the payment in full in cash of the Closing Date Acquisition Obligations and (z) the entry by the Borrower and the Loan Parties into the Senior Secured Convertible Notes Indenture, dated as of the date hereof.

5. Representations and Warranties; Survival. Each Loan Party represents and warrants to the Agent and each Lender that as of the Fifth Amendment Effective Date and after giving effect to this Fifth Amendment: (a) each Loan Party party hereto has the power and authority to execute this Fifth Amendment and to perform its obligations under this Fifth Amendment and the Loan Documents as amended hereby, (b) each Loan Party has taken all necessary steps to authorize the execution, delivery and performance of this Fifth Amendment and the Loan Documents, as amended hereby, (c) this Fifth Amendment and the Loan Documents as amended by the Fifth Amendment constitutes the legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (d) no Default or Event of Default shall have occurred and be continuing and (e) all representations and warranties contained in the Loan Documents and in this Fifth Amendment are true and correct in all material respects with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties relate to a specified prior date, then as of such prior date). In addition, each such representation and warranty shall survive the execution and delivery of this Fifth Amendment, and no investigation by the Agent or any Lender shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them.

6. Reference to and Effect on the Agreement. On and after the Fifth Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement, and each reference in each of the Loan Documents to “the Agreement,” “thereunder,” “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Term Loan Agreement, as amended by this Fifth Amendment. The Term Loan Agreement and each of the other Loan Documents, except as specifically amended by this Fifth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Fifth Amendment shall constitute a Loan Document. Without limiting the generality of the foregoing, the Borrower and the Guarantors hereby acknowledge and confirm that all obligations, liabilities and indebtedness of the Loan Parties under the Loan Documents constitute “Obligations” under and as defined in the Term Loan Agreement and are secured by and entitled to the benefits of the Term Loan Agreement and the other Loan Documents and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of the Agent, for the benefit of itself and the Lenders, pursuant to the Term Loan Agreement and the other Loan Documents, as security for the Obligations. The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7. Confirmation of Compliance with Section 15.1 of the Agreement. The Borrower and the Lenders party hereto hereby confirm that all of the actions required to be taken by the Lenders and Borrower pursuant to Section 15.1 of the Agreement have been taken in accordance with the provisions of such Section.

8. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fifth Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

9. Direction. Each of the Lenders party hereto (which collectively constitute the Required Lenders) hereby (i) authorizes and directs the Agent to execute and deliver this Fifth Amendment, and (ii) acknowledges and agrees that (w) the foregoing directed action constitutes a direction from the Required Lenders under Section 17 of the Term Loan Agreement, (x) Sections 11.3, 17.3, 17.5, and 19.9 of the Term Loan Agreement and all other rights, protections, privileges, immunities, exculpations, and indemnities afforded to the Agent under the Loan Documents shall apply to any and all actions taken or not taken by the Agent in accordance with such direction, (y) the Agent may conclusively rely upon (and shall be fully protected in relying upon) the Register in determining such Lender’s ownership of the Advances and unused Commitments on and as of the date hereof, and (z) the Agent may conclusively rely upon (and shall be fully protected in relying upon) written confirmation from the Borrower, the Convertible Notes Trustee, or the agent under the Closing Date Loan Agreement, or their respective counsel, as applicable, (A) that the New Senior Notes Indenture has been discharged in accordance with Article 10 of the New Senior Notes Indenture, the New Senior Notes Indenture has been satisfied and discharged on the stated maturity date under the New Senior Notes Indenture, the New Senior Notes has been redeemed or repurchased in full (by tender offer or otherwise) or the New Senior Notes Indenture has been otherwise discharged in accordance with the terms thereof and (B) that the Closing Date Acquisition Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash. Each undersigned Lender hereby severally represents and warrants to the Agent that, on and as of the date hereof, it is duly authorized to enter into this Fifth Amendment.

10. Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fifth Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

OTHER LOAN PARTIES:

SAEXPLORATION, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

NES, LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

[Signature Page to Amendment No. 5 to Term Loan and Security Agreement]

SAEXPLORATION ACQUISITIONS (U.S.), LLC

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

[Signature Page to Amendment No. 5 to Term Loan and Security Agreement]

THE ADMINISTRATIVE AND COLLATERAL AGENT:

DELAWARE TRUST COMPANY

By:	/s/ Alan Halpern
Name: Alan Halpern
Title: Vice President

[Signature Page to Amendment No. 5 to Term Loan and Security Agreement]

THE LENDERS:

WBOX 2015-7 LTD.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Director

[Signature Page to Amendment No. 5 to Term Loan and Security Agreement]

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER

FUND SCA SICAV-SIF.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

[Signature Page to Amendment No. 5 to Term Loan and Security Agreement]

EXHIBIT I

Borrower shall satisfy the requirements and/or provide to the Agent each of the documents, instruments, agreements and information set forth on this Exhibit I, on or before the date specified for such requirement on this Exhibit or such later date as may be approved by the Required Lenders in their sole discretion, each of which shall be completed or provided in form and substance reasonably satisfactory to the Agent and the Required Lenders:

1. Within five (5) Business Days after the Fifth Amendment Effective Date, the Agent shall have received (i) evidence that all applicable UCC-3 termination statements have been filed to terminate any financing statements previously filed to perfect the Liens securing the Existing Notes and other discharges, terminations and other recordings have been filed to discharge all (x) intellectual property recordings securing the Existing Notes and (y) ship mortgages securing the Existing Notes (if any) and (ii) evidence that all discharges, terminations and other recordings have been filed to discharge all (x) intellectual property recordings securing the New Senior Notes and (y) ship mortgages securing the New Senior Notes (if any).

2. Within forty-five (45) days after the Fifth Amendment Effective Date, the Loan Parties shall have caused all financing statements filed by Fairfield Industries Incorporated d/b/a FairfieldNodal against any Loan Party to be amended such that the description of collateral in each such financing statement is limited to the ZSystem equipment and software listed below on Schedule P-3 attached hereto.

3. Within seventy-five (75) days after the Fifth Amendment Effective Date, the Borrower shall have delivered to the Agent fully executed Control Agreements in regards to each Deposit Account (other than Excluded Accounts) of the Loan Parties, granting control of such Deposit Accounts to the Agent, in form and substance satisfactory to the Agent and Required Lenders.

4. Within ten (10) days after the Fifth Amendment Effective Date, the Loan Parties shall have delivered to the Agent a fully-executed Patent Security Agreement in regards to Patents owned by SAExploration Acquisitions (U.S.), LLC, in form and substance satisfactory to the Agent and Required Lenders.

APPENDIX A

Third Amended and Restated Credit and Security Agreement